Exhibit 99.1
PRESS RELEASE

INVESTOR/FINANCE CONTACT:
Rob Krolik
DigitalThink, Inc.
(415) 625-4076
investorrelations@digitalthink.com


DigitalThink Announces Financial Results for First Quarter of Fiscal 2004

Revenue  Up 23% and Loss from  Operations  Cut in Half Over  Last  Year's  First
Quarter
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SAN FRANCISCO - July 16, 2003 - DigitalThink, Inc. (NASDAQ: DTHK), the leader in custom e-learning for Fortune 1000 companies, today announced financial results for its first quarter of fiscal 2004.

Revenues for the first quarter of fiscal 2004 were $11.9 million, up 23 percent from revenues of $9.6 million in the first quarter of last year. Total expenses were $14.3 million in the quarter ended June 30, 2003, flat as compared to the same period last year. The company reported a net loss for the first quarter of 2004 of $2.4 million, or a loss of $0.05 per share. Net loss for the same period last year, before the cumulative effect of the accounting change, was $4.6 million, or a loss of $0.11 per share. The cumulative effect of the accounting change resulted in a one-time goodwill impairment charge of $50.2 million in the first quarter of last year, resulting in a net loss in last year's quarter of $54.8 million or a loss of $1.34 per share.

"DigitalThink's results for the first quarter of fiscal 2004 reflect the substantial progress we have made as a company," said Michael Pope, president and chief executive officer at DigitalThink. "In the last twelve months, we have consistently increased revenue, doubled the number of strategic accounts, increased our direct sales force from 24 to 42 representatives and significantly improved our financial performance. In addition, we now have a platform that is
open,   standards-based,   and  easily   integrated  while  having  a
scalable,   world-class   production   organization.   We  are   proud   of  our
accomplishments but also recognize we have room for improvement and will continue to work to improve our business for our shareholders, customers and employees."


Recent Highlights

Other first quarter highlights at DigitalThink include:

o  Adding  17 new  customers  and  expanding  business  with  over  55  existing customers.
o  Acquiring Horn  Interactive,  a leading  provider of  simulation-based custom
e-learning   with  expertise  in  the   telecommunication   and   pharmaceutical
industries.
o Introducing L5 Desktop Client, the industry's only offline desktop access that delivers standards-based courseware to remote and mobile learners.
o Being added to the Russell 2000(R) and Russell 3000(R) Indexes, effective July 1, 2003.


Business Outlook

For the second quarter of fiscal 2004, we are providing initial financial guidance for revenues and EPS.

o  Revenues are anticipated to be $12.0 to $12.5 million.
o Earnings per share are expected to be a loss of $0.01 to $0.03, excluding amortization and deferred compensation charges.

For the fiscal year ending March 31, 2004, we anticipate revenues to be $53.0 to $57.0 million and earnings per share are expected to be $0.02 to $0.05 per diluted share, excluding amortization and deferred stock compensation charges.

The above targets represent the company's current revenue and earnings projections as of the date of this release and are based on current conditions. The company's policy is not to confirm, update or otherwise comment on its financial projections except as may be required to comply with Regulation FD.

About  DigitalThink

DigitalThink, Inc. is the leader in custom e-learning for Fortune 1000 companies. DigitalThink provides the right combination of courseware development, do-it-yourself capabilities, learning delivery and industry-specific expertise. DigitalThink's customers include ADP Dealer Services, BearingPoint, Circuit City, EDS, Kinko's, Mazda, and Red Hat. When learning matters, the proven choice is DigitalThink.

                                      # # #

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act 1995:

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding DigitalThink's expectations, anticipations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding DigitalThink's expectations for fiscal 2004 and are based on management's projections and beliefs regarding DigitalThink's sales strategies, product capabilities, ability to control expenses, ability to recognize revenues from backlog, future sales, the applicability of DigitalThink's solutions to existing and prospective customers, growth of future enrollments, and the growth of the e-learning market. All forward-looking statements included in this release are based upon information available to DigitalThink as of the date hereof, and DigitalThink assumes no obligation to update any such forward-looking statement. Actual results could differ materially from DigitalThink's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, our limited operating history, expected fluctuation of our quarterly revenues, our ability to recognize revenues in accordance with our expectations, our ability to maintain our relationships with our principal customers, successful hiring and retention of qualified staff in both the US and India, the continued success of our alliance program, and other factors and risks discussed in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov.

                               DigitalThink, Inc.
                            Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                   Quarter Ended June 30,
                                                     2003        2002
                                                  ------------ -----------
  Revenues:
        Delivered Learning fees                      $  5,623    $  4,994
        Learning Solution services                      6,235       4,611
                                                  ------------ -----------
            Total revenues                             11,858       9,605

  Costs and expenses:
        Cost of Delivered Learning fees                 1,035       1,395
        Cost of Learning Solution services              2,762       1,695
        Content research and development                1,296       1,486
        Technology research and development             1,816       1,953
        Selling and marketing                           3,630       3,450
        General and administrative                      1,767       2,167
        Depreciation                                    1,535       1,695
        Stock-related charges                              60         140
        Amortization of intangibles                       367         359
                                                   ----------- -----------
            Total costs and expenses                   14,268      14,340
                                                   ----------- -----------

  Loss from operations                                 (2,410)     (4,735)
  Interest and other income                                22          95
                                                   ----------- -----------
  Net loss before cumulative effect of
  accounting principle                                 (2,388)     (4,640)
  Cumulative effect of accounting change                    -     (50,189)
                                                   ----------- -----------
  Net loss                                           $ (2,388)   $(54,829)
                                                   =========== ===========

  Net loss per share--basic and diluted:
  Before cumulative effect of accounting change      $  (0.05)   $  (0.11)
  Cumulative effect of accounting change             $      -    $  (1.23)
                                                   ----------- -----------
  Net loss per share - basic and diluted             $  (0.05)   $  (1.34)
                                                   =========== ===========

  Shares used in computing basic and diluted
  loss per share                                       43,638      40,798

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                               DigitalThink, Inc.
                                  Balance Sheet
                                 (in thousands)

                                                     June 30,    March 31,
                                                       2003        2003
                                                   ----------- -----------
                                                   (unaudited)
  ASSETS

  Cash, marketable securities and restricted cash*   $ 25,342    $ 26,709
  Accounts receivable                                   8,621       6,344
  Other                                                 2,614       2,302

  Property and equipment, net                          13,694      14,510

  Goodwill and other intangible assets                 28,597      23,747
                                                   ----------- -----------
      Total assets                                   $ 78,868    $ 73,612
                                                   =========== ===========

  LIABILITIES & STOCKHOLDERS' EQUITY

  Deferred revenues                                  $  5,376    $  6,343
  Other                                                14,267      11,619

  Long-term liabilities                                 6,196       5,892

  Total stockholders' equity                           53,029      49,758
                                                   ----------- -----------
      Total liabilities and stockholders' equity     $ 78,868    $ 73,612
                                                   =========== ===========

* includes $4.0 million in non-current restricted cash and deposits on both June 30, 2003 and March 31, 2003.